Exhibit 99(i)

INSTRUCTIONS AS TO USE OF

CAMCO FINANCIAL CORPORATION

RIGHTS CERTIFICATES

CONSULT THE INFORMATION AGENT TOLL FREE AT 866-404-2951,

YOUR BANK OR YOUR BROKER AS TO ANY QUESTIONS

The following instructions relate to a rights offering (the “Rights Offering”) by Camco Financial Corporation, a Delaware corporation (the “Company”), to the holders (the “Recordholders”) of its common stock, $1.00 par value per share (the “Common Stock”), as described in the Company prospectus dated                     , 2012 (the “Prospectus”). Recordholders of Common Stock as of 5:00 p.m., Eastern Time, on July 29, 2012 (the “Record Date”) are receiving, at no charge, non-transferable subscription rights (the “Rights”) to subscribe for and purchase shares of Common Stock (the “Underlying Shares”). In the Rights Offering, the Company is offering an aggregate of 5,714,286 Underlying Shares.

Each Recordholder will receive one Right for each share of Common Stock owned of record as of 5:00 p.m., Eastern Time, on the Record Date. The Rights will expire, if not exercised prior to 5:00 p.m., Eastern Time, on                     , 2012, unless extended (as it may be extended, the “Expiration Time”). Each Right allows the holder thereof to subscribe for one share of Common Stock (the “Basic Subscription Privilege”) at the cash price of $1.75 per full share (the “Subscription Price”). For example, if a Recordholder owned 300 shares of Common Stock as of the Record Date, it would receive 300 Rights and would have the right to purchase 300 shares of Common Stock for the Subscription Price.

It is possible that the requests for exercise of Basic Subscription Privilege will exceed the aggregate number of shares of Common Stock available to be purchased in the Rights Offering. If this occurs, we will allocate the available shares among the Recordholders who subscribe by multiplying the number of shares requested by each Recordholder by a fraction equal to (i) the number of shares available to be issued through the Rights Offering divided by (ii) the total number of shares requested by all subscribers.

If you purchase all of the shares of Common Stock available to you pursuant to your Basic Subscription Privilege, you may also exercise an over-subscription privilege (the “Over-Subscription Privilege”) to purchase a portion of any shares of our Common Stock that are not purchased by our Recordholders through the exercise of their Basic Subscription Privileges (the “Unsubscribed Shares”). If, however, Over-Subscription requests exceed the number of shares of Common Stock available, we will allocate the available shares of Common Stock among the recordholders by multiplying the number of shares requested by each stockholder through the exercise of their Over-Subscription Privilege by a fraction that equals (i) the number of shares available to be issued through Over-Subscription Privileges divided by (ii) the total number of shares requested by all subscribers through the exercise of their Over-Subscription Privileges. No fractional shares will be issued.

Both the Basic Subscription Privilege and the Over-Subscription Privilege are subject to the limitation that no participant in the Rights Offering may beneficially own more than 9.9% of our Common Stock outstanding after completion of the Rights Offering.

For every two shares pruchased in the Rights Offering, whether through a Basic Subscription Privilege or an Over-Subscription Privilege, the Recordholder will receive a warrant to purchase one share of Common Stock at $2.10 per share. The warrants will be exercisable for five years following the Completion of the Rights Offering and will not be transferable. The exercise price will be payable only by a personal check drawn on a U.S. bank, a bank check drawn on Advantage Bank or wire transfer. No fractional warrants will be issued, and the number of warrants issued will be rounded down. For example, a Recordholder purchasing three shares of Common Stock will receive one warrant, while a Recordholder purchasing four shares of Common Stock will receive two warrants. Warrants may be exercised by completing and returning the Warrant Certificate and Subscription Form to the warrant agent, along with payment of the exercise price, by a personal check drawn on a U.S. bank, a bank check drawn on Advantage Bank or wire transfer, at any time up to the close of business on the warrant expiration date.

You will be required to submit payment in full for all the shares you wish to buy with your Basic Subscription Privilege and your Over-Subscription Privilege. Because we will not know the total number of Unsubscribed Shares prior to the expiration of the Rights Offering, if you wish to maximize the number of shares purchased pursuant to your Over-Subscription Privilege, you will need to deliver payment in an amount equal to the aggregate Subscription Price for the maximum number of shares of Common Stock you desire, assuming that no stockholders other than you purchased any shares of Common Stock pursuant to the Basic Subscription Privilege.

Fractional shares of Common Stock resulting from the exercise of the Basic Subscription Privileges and the Over-Subscription Privilege will be eliminated by rounding down to the nearest whole share, with the total exercise price being adjusted accordingly. Any excess subscription payments received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable.

The Company will not be required to issue shares of our Common Stock to you if Registrar and Transfer Company, as Subscription Agent, does not receive your payment prior to the Expiration Time, regardless of when you send the subscription payment and related documents. The Company may extend the Expiration Time for any reason by giving oral or written notice to the Subscription Agent on or before the Expiration Time. If the Company elects to extend the Expiration Time, it will issue a press release announcing such extension no later than the next business day after the Company’s Board of Directors extends the Expiration Time. The Rights will be evidenced by non-transferable Rights certificates (the “Rights Certificates”).

The number of Rights to which you are entitled is printed on the face of your Rights Certificate. The number of Rights printed on the face of the Rights Certificate can be used to help you determine your percentage ownership for the purposes of determining the number of shares you elect to subscribe for pursuant to the Over-Subscription Privilege. You should indicate your wishes with regard to the exercise of your Rights, including any pursuant to the Over-Subscription Privilege, by completing the appropriate portions of your Rights Certificate and returning the certificate to the Subscription Agent in the envelope provided.

YOUR RIGHTS CERTIFICATE AND SUBSCRIPTION PRICE PAYMENT FOR EACH RIGHT THAT IS EXERCISED PURSUANT TO THE BASIC SUBSCRIPTION PRIVILEGE PLUS THE FULL SUBSCRIPTION PRICE FOR ANY ADDITIONAL SHARES OF COMMON STOCK SUBSCRIBED FOR PURSUANT TO THE OVER-SUBSCRIPTION PRIVILEGE, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, ON OR BEFORE THE EXPIRATION TIME. ONCE YOU HAVE HAS EXERCISED THE BASIC SUBSCRIPTION PRIVILEGE OR THE OVERSUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED. RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION TIME OF THE RIGHTS OFFERING WILL EXPIRE.

1. Method of Subscription—Exercise of Rights

To exercise Rights, complete your Rights Certificate and send the properly completed and executed Rights Certificate evidencing such Rights with any signatures required to be guaranteed so guaranteed, together with payment in full of the Subscription Price for each Underlying Share subscribed for pursuant to the Basic Subscription Privilege plus the full Subscription Price for any Unsubscribed Shares you elect to subscribe for pursuant to the Over-Subscription Privilege, to the Subscription Agent, on or prior to the Expiration Time. Payment of the Subscription Price will be held in a segregated account to be maintained by the Subscription Agent. All payments must be made in U.S. dollars for the full number of Underlying Shares being subscribed for (a) by check drawn upon a U.S. bank payable to the Subscription Agent, or (b) by wire transfer of immediately available funds, to the account maintained by the Subscription Agent for purposes of accepting subscriptions in the Rights Offering at ABA No.                     further credit to Account No.                     at TD Bank, with an account name of Registrar and Transfer Company as rights agent for the Company (the “Subscription Account”). Any wire transfer should clearly indicate the identity of the subscriber who is paying the Subscription Price by wire transfer. Payments will be deemed to have been received upon (i) clearance of any check, or (ii) receipt of collected funds in the Subscription Account designated above. If paying by personal check, please note that the funds paid thereby may take five or more business days to clear. Accordingly, Rights holders who wish to pay the Subscription Price by means of personal check are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment is received and clears by such date.

The Rights Certificate and payment of the Subscription Price must be delivered to the Subscription Agent by one of the methods described below:

By Mail, Hand or Overnight Courier:

Registrar and Transfer Company

10 Commerce Drive

Cranford, NJ 07016

Attn. Reorg/Exchange Department

Telephone Number for Confirmation:

(800) 368-5948 (toll free)

Delivery to an address other than those above does not constitute valid delivery.

By making arrangements with your bank or broker for the delivery of funds on your behalf, you may also request such bank or broker to exercise the Rights Certificate on your behalf.

If you do not indicate the number of Rights being exercised, or do not forward full payment of the Subscription Price, then you will be deemed to have exercised your Rights with respect to the maximum number of whole Rights that may be exercised with the aggregate Subscription Price you delivered to the Subscription Agent. If your aggregate Subscription Price is greater than the amount you owe for exercise of your Basic Subscription Privilege in full, you will be deemed to have exercised your Over-Subscription Privilege to purchase the maximum number of shares of Common Stock with your over-payment. If we do not apply your full Subscription Price payment to your purchase of shares of Common Stock, the excess subscription payment received by the Subscription Agent will be returned to you, without interest or penalty, as soon as practicable.

Brokers, custodian banks and other nominee holders of Rights who exercise the Basic Subscription Privilege and the Over-Subscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and the Company, in connection with the exercise of the Over-Subscription Privilege, as to the aggregate number of Rights that have been exercised pursuant to the Basic Subscription Privileges and the number of shares of Common Stock that are being subscribed for pursuant to the Over-Subscription Privilege, by each beneficial owner of Rights (including such nominee itself) on whose behalf such nominee holder is acting.

The Company can provide no assurances that each Recordholder will actually be entitled to purchase the number of shares of Common Stock issuable upon the exercise of its Basic Subscription Privilege and its Over-Subscription Privilege in full at the expiration of the Rights Offering. The Company will not be able to satisfy a Recordholder’s exercise of the Over-Subscription Privilege if Recordholders exercise their Basic Subscription Privileges to the extent of 5,714,286 shares or more, and we will only honor an Over-Subscription Privilege to the extent sufficient shares of Common Stock are available following the exercise of Basic Subscription Privileges.

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To the extent the aggregate Subscription Price of the maximum number of shares available to a Recordholder pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege is less than the amount the Recordholder actually paid in connection with the exercise of the Basic Subscription Privilege and the Over-Subscription Privilege, the Recordholder will be allocated only the number of shares available to it, as soon as practicable after the Expiration Time, and the Recordholder’s excess subscription payment received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable.

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To the extent the amount the Recordholder actually paid in connection with the exercise of the Basic Subscription Privilege and the Over-Subscription Privilege is less than the aggregate Subscription Price of the maximum number of shares available to the Recordholder pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege, such Recordholder will be allocated the number of shares for which it actually paid in connection with the Basic Subscription Privilege and the Over-Subscription Privilege.

2. Issuance of Common Stock and Warrants

The following deliveries and payments will be made to the address shown on the face of your Rights Certificate, unless you provide instructions to the contrary on your Rights Certificate.

(a) Basic Subscription Privilege and Over-Subscription Privilege. All shares of Common Stock purchased in the Rights Offering will be issued in book-entry or uncertificated form. When issued, such shares will be registered in the name of the Recordholder. As soon as practicable after the Expiration Time, the Subscription Agent will arrange for the issuance of the shares of Common Stock purchased in the Rights Offering.

(b) Excess Cash Payments. As soon as practicable after the Expiration Time and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, any excess subscription payments received in payment of the Subscription Price by the Subscription Agent will be mailed to each Recordholder, without interest or penalty.

(c) Warrants. As soon as practicable after the Expiration Time and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, a Warrant Certificate and Subscription Form will be mailed to each Recordholder based on the number of shares of Common Stock issued to the Recordholder.

3. Sale or Transfer of Rights

The Rights granted to you are non-transferable and, therefore, you may not sell, transfer or assign your Rights to anyone.

4. Execution

(a) Execution by Registered Holder. The signature on the Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Rights Certificate without any alteration or change whatsoever. Persons who sign the Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

(b) Execution by Person Other than Registered Holder. If the Rights Certificate is executed by a person other than the holder named on the face of the Rights Certificate, proper evidence of authority of the person executing the Rights Certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

(c) Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you specify special payment or delivery instructions.

5. Method of Delivery

The method of delivery of Rights Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Recordholder. You must use a personal check drawn on a U.S. bank, a bank check drawn on Advantage Bank, or wire transfer of funds. You must ensure that the Subscription Agent receives your funds prior to the Expiration Time. If you wire transfer funds directly to the Subscription Agent’s account, payment will be deemed to have been received by the Subscription Agent immediately upon receipt of such wire transfer. Any check used to pay for shares of Common Stock must clear the appropriate financial institution prior to the Expiration Time. The clearing house may require five or more business days. Accordingly, Recordholders that wish to pay the Subscription Price by means of a check are urged to make payment sufficiently in advance of the Expiration Time to ensure such payment is received and clears by such date.

6. Special Provisions Relating to the Delivery of Rights through the Depository Trust Company

In the case of Rights that are held of record through the Depository Trust Company (“DTC”), exercises of the Basic Subscription Privilege and of the Over-Subscription Privilege may be effected by instructing DTC to transfer Rights from the DTC account of such holder to the DTC account of the Subscription Agent, together with certification as to the aggregate number of Rights subscribed for pursuant to the Basic Subscription Privilege and the number of Unsubscribed Shares subscribed for pursuant to the Over-Subscription Privilege by each beneficial owner of Rights on whose behalf such nominee is acting, and payment of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege.

7. Questions

Any questions or requests for assistance concerning the Rights Offering should be directed to our information agent, ParaCap Group, LLP, toll free at 866-404-2951.